Exhibit 10.1

EXECUTION VERSION

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO COLLATERAL AGREEMENT (this “Amendment”) is dated as of August 12, 2014 and is entered into by and among ACI WORLDWIDE, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), the Consenting Lenders (as defined below) and the SUBSIDIARY GUARANTORS listed on the signature pages hereto, and is made with reference to (i) that certain CREDIT AGREEMENT dated as of November 10, 2011, by and among the Borrower, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the other agents party thereto, as supplemented by that certain Consent and Waiver No. 1 to the Credit Agreement, dated as of May 9, 2012 (as amended by that certain First Amendment to Consent and Waiver No. 1 to the Credit Agreement, dated as of August 9, 2012) and by that certain Consent and Waiver No. 2 to Credit Agreement, dated as of August 29, 2012 and as amended and supplemented by the First Amendment and Consent and Waiver No. 3 to Credit Agreement dated as of September 11, 2012, that certain Second Amendment to Credit Agreement dated as of December 20, 2012, that certain Third Amendment to Credit Agreement and First Amendment to Subsidiary Guaranty Agreement dated as of March 4, 2013 and as supplemented by that certain Incremental Term Loan Agreement dated as of March 7, 2013, and that certain Fourth Amendment to Credit Agreement dated as of August 20, 2013 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) that certain COLLATERAL AGREEMENT dated as of November 10, 2011 by the Borrower and the other grantors party thereto from time to time in favor of the Administrative Agent, in its capacity as administrative agent for the benefit of the lenders, as amended by that certain First Amendment to Collateral Agreement dated as of May 8, 2014 (as further amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, ACI Worldwide Corp., Applied Communications Inc. U.K. Holding Limited, Retail Decisions Limited and Cardcast Limited (Retail Decisions Limited and Cardcast Limited, collectively, the “Seller”) and certain other parties thereto have entered into the Share Purchase Agreement, dated as of July 21, 2014 (as amended or supplemented from time to time, the “Acquisition Agreement”), pursuant to which certain subsidiaries of the Borrower would acquire (the “Acquisition”) certain subsidiaries of the Seller on the terms and conditions set forth therein;

WHEREAS, the Credit Parties have requested that the lien on certain assets of Official Payments Corporation (“OPAY”) under the Collateral Agreement be released for purposes of allowing OPAY to comply with certain eligible securities and unencumbered asset requirements to hold money transmitter or transfer licenses under applicable money transmitter, transfer or similar laws or regulations;

WHEREAS, the Credit Parties have requested that the Lenders agree to amend certain of the provisions of the Credit Agreement and Collateral Agreement as more particularly described herein; and

WHEREAS, subject to certain conditions, each of the Lenders party hereto (the “Consenting Lenders”) is willing to agree to such amendments.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO CREDIT AGREEMENT.

Effective as of the Amendment Effective Date (as defined below) and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

(i) Fifth Amendment” means that certain Fifth Amendment to Credit Agreement and Second Amendment to Collateral Agreement dated as of August 12, 2014 by and among the Borrower, the Subsidiary Guarantors, the Lenders party thereto and the Administrative Agent.

(ii) “Fifth Amendment Effective Date” means August 12, 2014, the date the conditions precedent set forth in the Fifth Amendment were satisfied or waived in connection therewith.

(iii) “Red Deer Acquisition” means the Acquisition (as defined in the Fifth Amendment).

(b) Section 2.8(a) of the Credit Agreement is hereby amended by adding the following immediately prior to the end of the first parenthetical therein:

“; it being understood that the Administrative Agent acknowledges that the Fifth Amendment is sufficient notice with respect to the Red Deer Acquisition.”

(c) Section 2.8(c)(xii) of the Credit Agreement is amended by adding the following proviso at the end thereof:

“; provided further that, notwithstanding anything to the contrary in this Agreement, any Incremental Term Loans that are fungible with an existing tranche of Term Loans may, at the determination of the Borrower and as set forth in the applicable Lender Addition and Acknowledgment Agreement, be added to such existing tranche of Term Loans (including appropriate amendments to Section 4.4(a) to give effect to such Incremental Term Loans).”

(d) Section 4.5(b)(v) of the Credit Agreement is hereby amended by amending and restating such section as follows:

“(v) [Reserved]”

(e) Section 5.11(g)(ii) of the Credit Agreement is hereby amended by adding “or W-8BEN-E, as applicable” after every reference to “W-8BEN” therein.

(f) Section 10.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 10.1 Maximum Total Net Leverage Ratio. As of any fiscal quarter end, permit the Consolidated Total Net Leverage Ratio to be greater than or equal to (a) 4.25:1.00 through and including the fiscal quarter ending September 30, 2014, (b) 4.00:1.00 from the fiscal quarter ending December 31, 2014 through and including the fiscal quarter ending September 30, 2015 and (c) 3.75:1.00 thereafter.

(g) Section 11.1(l) of the Credit Agreement is hereby amended by replacing “75,000,000” therein with “225,000,000”;

(h) Section 11.1(m) of the Credit Agreement is hereby amended by replacing “$350,000,000” therein with “500,000,000”;

(i) Section 11.3(c) of the Credit Agreement is hereby amended by deleting the “and” after clause (i), adding “and” at the end of clause (ii), and adding the following clause (iii):

“(iii) the Red Deer Acquisition.”

SECTION II.	AMENDMENTS TO COLLATERAL AGREEMENT

Upon the occurrence of the Amendment Effective Date, effective as of the Collateral Agreement Amendment Effective Time (as defined below) and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Collateral Agreement is hereby amended as follows:

(a) Section 1.1 of the Collateral Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“Excluded OPAY Assets” means (i) all cash and cash equivalents belonging to OPAY, (ii) all funds in OPAY accounts for which settlement is pending among OPAY, any payee of such funds and/or any third party and (iii) all receivables owing to OPAY for amounts disbursed to payees or other third parties, in each case included in the calculation of eligible securities or unencumbered assets owned by OPAY for purposes of determining OPAY’s compliance under applicable money transfer, transmitter or similar license or regulatory requirements; provided that any such assets are and shall remain free and clear of any Liens thereon other than non-consensual Liens.

“OPAY” means Official Payments Corporation, a Delaware corporation.

(b) Section 2.1 of the Collateral Agreement is hereby amended by amending and restating the proviso following clause (t) as:

provided that (i) any Security Interest on any Capital Stock or other ownership interests issued by any Foreign Subsidiary shall be limited to sixty-five percent (65%) of all issued and outstanding shares of all classes of voting Capital Stock of each First Tier Foreign Subsidiary, (ii) the Security Interests granted herein shall not extend to, and the term “Collateral” shall not include, (A) any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System), (B) any obligation or property of any kind due from, owed by or belonging to any Sanctioned Person, (C) any rights under any lease, instrument, contract or agreement of any Grantor to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (I) be prohibited or restricted or (II) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under Applicable Law or (y) consent to such security interest has been obtained from any applicable third party or (D) the Excluded OPAY Assets; provided further that the Collateral shall not include any assets of OPAY that OPAY is required to maintain as unencumbered to comply with applicable money transfer, transmitter or similar license or regulatory requirements. Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by any Grantor of a Security Interest in any Account or any money or other amounts due and payable to any Grantor or to become due and payable to any Grantor under any such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under Applicable Law or (y) consent to such security interest has been obtained from any applicable third party; provided further that notwithstanding anything to the contrary contained in the foregoing proviso, the Security Interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to any Grantor at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party.

SECTION III.	RETROACTIVE EFFECT; RELEASE AND WAIVER OF LIENS

The Administrative Agent and the Consenting Lenders hereby agree that the amendments set forth in Section II above are deemed effective at the time (the “Collateral Agreement Amendment Effective Time”) immediately prior to the effectiveness of the Joinder Agreement dated November 20, 2013 among Borrower, ACI Worldwide Corp., Official Payments Holdings, Inc., Official Payments Corporation and the Administrative Agent.

The Administrative Agent, on behalf of each of the Secured Parties, hereby (i) releases and terminates all liens and security interests granted or otherwise existing in favor of the Administrative Agent or the Secured Parties in the Excluded OPAY Assets (as defined in Section II above) and (ii) waives all security interests, liens or any other rights and interests possessed at any time from and after the Collateral Agreement Amendment Effective Time by the Administrative Agent or the Secured Parties in the Excluded OPAY Assets.

SECTION IV.	CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (upon satisfaction of such conditions, such date being referred to herein as the “Amendment Effective Date”):

A. Execution. The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Lenders and each of the Credit Parties.

B. Expenses. The Administrative Agent shall have received all out-of-pocket expenses (to the extent invoiced) that are required to be reimbursed or paid by the Borrower hereunder or any other Loan Document (including reasonable fees and expenses of Cahill Gordon & Reindel LLP).

C. Other Documents. The Administrative Agent and the Lenders shall have received such other documents, information or agreements regarding Credit Parties as the Administrative Agent may reasonably request.

SECTION V.	REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Authorization of Agreements. Each of the Credit Parties has the right, power and authority, and has taken all necessary corporate and other action to authorize, the execution, delivery and performance of this Amendment and the performance of the Credit Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Amendment, the Credit Agreement and each of the other Loan Documents has been duly executed and delivered by the duly authorized officers of the Credit Parties party hereto or thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party party hereto or thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

B. Compliance of Agreements with Laws, etc. The execution, delivery and performance by each Credit Party of this Amendment and the performance by each Credit Party of the Credit Agreement and of the other Loan Documents to which each such Credit Party is a party, in accordance with their respective terms and the transactions contemplated hereby or thereby, do not and will not, by the passage of time, the giving of notice or otherwise, (i) re-quire any material Governmental Approval relating to the Borrower or any of its Subsidiaries, (ii) violate any material provision of Applicable Law relating to the Borrower or any of its Subsidiaries, (iii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries, (iv) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could reasonably be expected to have a Material Adverse Effect, (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (vi) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or the performance of the Credit Agreement or other Loan Documents other than (A) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect and (B) consents or filings, if any, under the UCC.

C. Representations and Warranties from Credit Agreement. The representations and warranties contained in Sections 7.1(a), (e)-(k) and (m)-(v) of the Credit Agreement are and will be true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

D. Absence of Default. No event has occurred and is continuing that would constitute an Event of Default or a Default.

E. No Material Adverse Effect. Since December 31, 2013, there has been no material adverse change in the business, assets, liabilities (contingent or otherwise), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

SECTION VI.	ACKNOWLEDGMENT AND CONSENT

Each Subsidiary Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement, the Subsidiary Guaranty Agreement and this Amendment and consents to this Amendment. Each Subsidiary Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Guaranteed Obligations” (as defined in the Subsidiary Guaranty Agreement, as amended hereby) under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document, as amended hereby).

Each Subsidiary Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement and the Collateral Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement or Collateral Agreement.

SECTION VII.	MISCELLANEOUS

A. Agreement of Lenders.

(i) Each Consenting Lender that is also a party to the Online Resources Incremental Agreement hereby acknowledges and agrees that, as of the Amendment Effective Date, any Loans made thereunder constitute “Initial Term Loans” (as defined in the Credit Agreement as amended hereby) and shall no longer be deemed to be “Incremental Term Loans” (as defined in the Credit Agreement, as amended hereby).

(ii) Each Consenting Lender acknowledges and agrees that any Incremental Term Loans used to finance, in whole or in part, the Red Deer Acquisition may be subject to customary “Sungard” limited conditionality provisions satisfactory to the Borrower and the lenders to such Incremental Term Loans.

B. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) On and after the Amendment Effective Date, each reference in the Collateral Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Collateral Agreement, and each reference in the other Loan Documents to the “Collateral Agreement,” “thereunder,” “thereof” or words of like import referring to the Collateral Agreement shall mean and be a reference to the Collateral Agreement as amended by this Amendment.

(iii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iv) Except for the waivers set forth in this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

C. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR IN TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

E. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

F. Roles. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as lead arranger of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	ACI WORLDWIDE, INC.

	By:	/s/ Dennis Byrnes
		Name:	Dennis Byrnes
		Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ G. Mendel Lay, Jr.
		Name:	G. Mendel Lay, Jr.
		Title:	Senior Vice President

SUBSIDIARY GUARANTORS:	ACI WORLDWIDE CORP.

	By:	/s/ Dennis Byrnes
		Name:	Dennis Byrnes
		Title:	Vice President and Secretary

APPLIED COMMUNICATIONS INC. U.K. HOLDING LIMITED

	By:	/s/ Dennis Byrnes
		Name:	Dennis Byrnes
		Title:	Director

OFFICIAL PAYMENTS CORPORATION

By:	/s/ Dennis Byrnes
	Name:	Dennis Byrnes
	Title:	President

P M SYSTEMS CORPORATION

By:	/s/ Dennis Byrnes
	Name:	Dennis Byrnes
	Title:	Vice President and Secretary

ORCC SOLUTIONS, LLC

By:	/s/ Dennis Byrnes
	Name:	Dennis Byrnes
	Title:	President